Incoming, Inc. 8-K

Exhibit 16.1
RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado 80014
Telephone (303)306-1967
Fax (303)306-1944

November 6, 2009

Office of the Chief Accountant
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Incoming, Inc.

On November 6, 2009 my appointment as auditor for Incoming, Inc. ceased. I have read Incoming, Inc.’s statements included under Item 4.01 of its Form 8-K dated November 6, 2009 and agree with such statements, insofar as they apply to me.

Very truly yours,

Ronald R. Chadwick, P.C.

Ronald R. Chadwick, P.C.
Certified Public Accountant